                                                                     Exhibit 5.1


                         SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                         BANK ONE PLAZA                    LOS ANGELES
  ----                       10 S. DEARBORN STREET                    ----
 BRUSSELS                   CHICAGO, ILLINOIS 60603                 NEW YORK
  ----                       TELEPHONE 312 853 7000                   ----
 CHICAGO                     FACSIMILE 312 853 7036               SAN FRANCISCO
  ----                           www.sidley.com                       ----
  DALLAS                                                            SHANGHAI
  ----                            FOUNDED 1866                        ----
  GENEVA                                                            SINGAPORE
  ----                                                                ----
HONG KONG                                                             TOKYO
  ----                                                                ----
  LONDON                                                        WASHINGTON, D.C.







        FORM OF SIDLEY AUSTIN BROWN & WOOD LLP OPINION FOR INITIAL FILING

                                   [__], 2005


American Commercial Lines LLC
ACL Finance Corp.
1701 East Market Street
Jeffersonville, Indiana 47130

                  Re:   American Commercial Lines LLC
                        ACL Finance Corp.
                        9 1/2% Senior Notes Due 2015

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by American Commercial Lines LLC, a Delaware limited liability company ("ACL"), and ACL Finance Corp., a Delaware corporation ("ACL Finance," and together with ACL, the "Issuers"), and certain affiliates of the Issuers named therein as guarantors and listed on Exhibit A attached hereto (the "Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $200,000,000 principal amount of the Issuers' 9 1/2% Senior Notes Due 2015 (the "Exchange Notes"), which are to be offered in exchange for an equivalent principal amount of currently outstanding 9 1/2% Senior Notes Due 2015 (the "Old Notes"), all as more fully described in the Registration Statement. The Old Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of February 11, 2005 (the "Indenture"), by and among the Issuers, the guarantors from time to time parties thereto and Wilmington Trust Company, as trustee (the "Trustee"). The Old Notes are, and the Exchange Notes will be, guaranteed (the "Guarantees") by the Guarantors pursuant to Article 10 of the Indenture. Old Notes that are accepted in exchange for Exchange Notes will be cancelled and retired.

                  In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the Indenture, the form of Exchange Notes and the forms of Guarantees. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to

   SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO


American Commercial Lines LLC
ACL Finance Corp.
[__], 2005
Page 2


such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have assumed that there will be no change in the laws currently applicable to the Issuers and that such laws will be the only laws applicable to the Issuers.

                  Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  1. ACL Finance and each of the Guarantors that is a corporation are duly incorporated and validly existing under the laws of the State of Delaware. ACL and each of the Guarantors that is a limited liability company are duly formed and validly existing under the laws of the State of Delaware.

                  2. The Exchange Notes have been duly authorized by each of the Issuers and the Guarantees have been duly authorized by each of the Guarantors.

                  3. Upon effectiveness of the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), under the Securities Act, qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), execution and delivery of the Exchange Notes by the proper officers of the Issuers, authentication thereof by the Trustee in accordance with the provisions of the Indenture and receipt of the Old Notes by the Issuers in exchange for the Exchange Notes, the Exchange Notes will be duly authorized and issued by the Issuers and will constitute valid and binding obligations of the Issuers except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  4. Upon effectiveness of the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), under the Securities Act, qualification of the Indenture under the Trust Indenture Act, execution and delivery of the Exchange Notes by the proper officers of the Issuers, authentication thereof by the Trustee in accordance with the provisions of the Indenture, receipt of the Old Notes by the Issuers in exchange for the Exchange Notes and execution and delivery of the Guarantees by the proper officers of the Guarantors, the Guarantees will constitute valid and binding obligations of the Guarantors except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO


American Commercial Lines LLC
ACL Finance Corp.
[__], 2005
Page 3


                  This opinion letter is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the exchange of the Exchange Notes, as contemplated by the Registration Statement. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                                     Very truly yours,

                                    EXHIBIT A

American Barge Line Company

Commercial Barge Line Company

Louisiana Dock Company LLC

Jeffboat LLC

American Commercial Terminals LLC

American Commercial Barge Line LLC

American Commercial Logistics LLC

ACBL Liquid Sales LLC

American Commercial Lines International LLC

Houston Fleet LLC

American Commercial Terminals--Memphis LLC

Orinoco TASA LLC

Orinoco TASV LLC